                                                                     Exhibit 4.1


                 WIRELESS BROADCASTING SYSTEMS OF AMERICA,INC.
                           RESTATED STOCK OPTION PLAN


         SECTION 1. Purpose. The purposes of this Wireless Broadcasting Systems of America, Inc. Stock Option Plan (the "Plan") are to encourage key employees of Wireless Broadcasting Systems of America, Inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth, and profitability of the Company depend.

         SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

         "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

         "Board" shall mean the Board of Directors of the Company.

         "Cause", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written contract with the Company or an Affiliate of the Company which contract includes a definition of "cause," "cause" as defined in such contract and (ii) with respect to any other Participant, the failure to perform adequately in carrying out such Participant's employment responsibilities, including any directives from the Board, or engaging in such behavior in his personal or business life, as to lead the Committee in its reasonable judgment to determine that it is in the best interests of the Company to terminate his employment.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         "Committee" shall mean the Compensation Committee or any other committee of the Board designated by the Board to administer the Plan and, in the event the Company has issued any class of common stock required to be registered under Section 12 of the Exchange Act, the Committee shall be composed of not less than two outside directors, as described in Section 162(m) of the Code, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "disinterested person" within the meaning of Rule 16b-3.

         "Common Shares" shall mean any or all, as applicable, of the Common Stock, $.01 par value, of the Company.

         "Employee" shall mean any employee of the Company or of any Affiliate.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean (A) with respect to any property other than the Common Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; and (B) with respect to the Common Shares, as of any date, (i) the last reported sales price on the New York Stock Exchange, or, if not reported for the New York Stock Exchange on the Composite Tape, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked quotations on the New York Stock Exchange; (ii) if the Common Shares are not listed on the New York Stock Exchange or no such quotations are available, the closing price of the Common Shares as reported by the National Market System, or similar organization, or, if no such quotations are available, the average of the high bid and low asked quotations as quoted in the National Association of

Securities Dealers' Automated Quotation System, or similar organization; or
(iii) in the event that there shall be no public market for the Common Shares, the fair market value of the Common Shares as determined (which determination shall be conclusive) in good faith by the Committee, based upon the value of the Company as a going concern, as if such Common Shares were publicly owned stock, but without any discount with respect to minority ownership.

         "Good Reason", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written employment contract with the Company or an Affiliate of the Company, "good reason" as defined in such written employment agreement or, if such contract contains no such definition, a material breach by the Company of such written employment agreement or (ii) with respect to any other Participant, a failure by the Company to pay such Participant any amount otherwise vested and due and a continuation of such failure for 30 business days following notice to the Company thereof.

         "Option" shall mean an option granted under Section 6 of the Plan, which options are not intended to be incentive stock options pursuant to
Section 422 of the Code.

         "Option Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Option granted under the Plan.

         "Participant" shall mean any Employee granted an Option under the Plan.

         "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

         "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.





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
         "16b-3 Plan" shall mean the Plan in the event that any Employee becomes subject to Section 16 of the Exchange Act with respect to Common Shares.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         SECTION 3. Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have the power and authority to: (i) designate Participants; (ii) determine the number of Common Shares to be covered by Options; (iii) determine the terms and conditions of any Option; (iv) determine whether, to what extent, and under what circumstances Options may be settled or exercised in cash, Common Shares, other securities, or other property, or canceled, forfeited, or suspended, and the method or methods by which Options may be settled, exercised, canceled, forfeited, or suspended; (v) determine requirements for the vesting of Options or performance criteria to be achieved in order for Options to vest; (vi) determine whether, to what extent, and under what circumstances cash, Common Shares, other securities, other property, and other amounts payable with respect to an Option under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Option made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Provided, however, that no options shall be granted under the Plan until proposed grants have been approved by Boston Ventures IV, a Delaware limited partnership and Boston Ventures IVA, a Delaware limited partnership (collectively the "Investors") pursuant to Section 7.5.5 of the Wireless Broadcasting Systems of America, Inc. Preferred Stock Purchase Agreement dated as of March 15, 1995, among the Company and the Investors. Unless otherwise expressly provided in the Plan, all designations, determinations,





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interpretations, and other decisions under or with respect to the Plan or any
Option shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Option, any shareholder, and any Employee. Notwithstanding the foregoing, (a) the maximum number of Options which may be granted to any one participant under this Plan shall not exceed 1,500,000 Common Shares, subject to the adjustments provided in Section 4(b) hereof and (b) no Options under this Plan shall be granted after May 10, 2005.


         SECTION 4.  Common Shares Available for Options.

         (a)  Common Shares Available.  Subject to adjustment as provided in
Section 4(b):

                 (i)      Calculation of Number of Common Shares Available.
         The number of Common Shares available for granting Options under the Plan shall be 3,103,000, which number of shares shall be reserved for Options hereunder. If, after the effective date of the Plan, any Common Shares covered by an Option granted under the Plan, or to which such an Option relates, are forfeited, or if an Option otherwise terminates or is canceled without the delivery of Shares or of other consideration, then the Common Shares covered by such Option, or to which such Option relates, or the number of Common Shares otherwise counted against the aggregate number of Common Shares available under the Plan with respect to such Option, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, available for granting Options under the Plan.

                 (ii) Accounting for Options. For purposes of this Section 4, the number of Common Shares covered by an Option, or to which such Option relates, shall be counted on the date of grant of such Option against the aggregate number of Common Shares available for granting Options under the Plan and against the maximum number of Options available to any participant; and





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

                 (iii) Sources of Common Shares Deliverable Under Options. Any Common Shares delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued Common Shares or of treasury Common Shares.

         (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Shares or other securities of the Company (other than a conversion of any convertible preferred class of capital stock of the Company into Common Shares), issuance of warrants or other rights to purchase Common Shares or other securities of the Company for nominal consideration, or other similar corporate transaction or event affects the Common Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of Common Shares (or other securities or property) which thereafter may be made the subject of Options, (ii) the number and kind of Common Shares (or other securities or property) subject to outstanding Options, and (iii) the grant or exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option; provided, however, that the number of Common Shares subject to any Option denominated in Common Shares shall always be a whole number.

                 If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company sells or otherwise disposes of substantially all its assets to another corporation and is liquidated while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clause
(iii) below, after the effective date of such merger, consolidation or sale and liquidation, as the case may be, each holder of an outstanding Option shall be entitled, to receive, in lieu of Common Shares, shares of such stock or other securities or





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property as the holders of shares of such class of Common Shares received pursuant to the terms of the merger, consolidation or sale; (ii) the Committee may waive any limitations imposed pursuant to Subsection 6(a)(ii) hereof so that all Options, from and after a date prior to the effective date of such merger, consolidation, or sale and liquidation, as the case may be, specified by the Committee, shall be exercisable in full (except that no Option may be exercised within six (6) months of the date of grant); or (iii) all outstanding Options may be canceled by the Committee as of the effective date of any such merger, consolidation or sale and liquidation provided that (x) notice of such cancellation shall be given to each holder of an Option and (y) each holder of an Option shall have the right to exercise such Option in full (except Options which were granted within six (6) months of the date of cancellation) during a 30-day period preceding the effective date of such merger, consolidation or sale and liquidation.

         SECTION 5. Eligibility. Any Employee, including any officer or employee-director of the Company or of any Affiliate, who is not a member of the Committee shall be eligible to be designated a Participant.

         SECTION 6. Options. Subject to the requirements of Section 3, the Committee is hereby authorized to grant to eligible Employees Options to purchase Common Shares which shall contain the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:


         (a) Exercise Price. The purchase price per Common Share purchasable under an Option shall be determined by the Committee.

         (b) Time and Method of Exercise. Subject to the terms of Section 6(c), the Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Common Shares, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or





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
deemed to have been made; provided that, unless otherwise specified in the applicable Option Agreement and subject to the terms of Section 6(c), no Option may be exercised until the expiration of one year of continued employment of the Participant by the Company or an Affiliate or both immediately following the date the Option was granted.

         (c) Exercisability Upon Death, Retirement and Termination of Employment. Subject to the condition that no Option may be exercised in whole or in part after the expiration of the Option period specified in the applicable Option Agreement:

                 (i) Subject to the terms of paragraph (iv) below, upon the death of a Participant while employed, or if a former Participant dies within three months after the commencement of retirement or disability, as defined in paragraph (ii) below, the person or persons to whom such Participant's rights with respect to any Option held by such Participant are transferred by will or the laws of descent and distribution may, prior to the expiration of the earlier of: (A) the outside exercise date determined by the Committee at the time of granting the Option, or (B) nine months after such Participant's death, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise such Option immediately prior to such Participant's death, and any Options not so exercisable will lapse on the date of such Participant's death;

                 (ii) Subject to the terms of paragraph (iv) below, upon termination of a Participant's employment with the Company (x) as a result of retirement pursuant to a retirement plan of the Company or an Affiliate or disability (as determined by the Committee) of such Participant, (y) by the Company other than for Cause, or (z) by the Participant with Good Reason, such Participant may, prior to the expiration of the earlier of: (A) the outside exercise date determined by the Committee at the time of granting the Option, or (B) three months after the date of such termination, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise any Options immediately





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          prior to such termination, and any Options not so exercisable will lapse on such date of termination;

                 (iii) Subject to the terms of paragraph (iv) below, upon termination of a Participant's employment with the Company under any circumstances not described in paragraphs (i) or (ii) above, such Participant's Options shall be canceled to the extent not theretofore exercised;

                 (iv) Upon (A) the death of the Participant, or (B) termination of the Participant's employment with the Company (1) by the Company other than for Cause (2) by the Participant with Good Reason or (3) as a result of retirement or disability as defined in paragraph (ii) above, the Company shall have the right to cancel all of the Options such Participant was entitled to exercise at the time of such death or termination (subject to the terms of paragraphs (i) or (ii above) for a payment in cash equal to the excess, if any, of the Fair Market Value of one Common Share on the date of death or termination over the exercise price of such Option for one Common Share times the number of Common Shares subject to the Option and exercisable at the time of such death or termination; and

                 (v) Upon expiration of the respective periods set forth in each of paragraphs (i) through (ii) above, the Options of a Participant who has died or become disabled or whose employment has been terminated shall be canceled to the extent not theretofore canceled or exercised.

         (d)  General.

                 (i) No Cash Consideration for Options. Options may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.


                 (ii)     Limits on Transfer of Options.

                          (A) No Option and no right under any such Option, may be assigned, alienated, pledged, attached, sold or





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                 otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale or other transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

                          (B) Each Option, and each right under any Option, shall be exercisable, during the Participant's lifetime only by the Participant or if permissible under applicable law, by the Participant's guardian or legal representative.

                 (iii) Terms of Options. The term of each Option shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

                 (iv) Rule 16b-3 Six-Month Limitations. To the extent required in order to maintain the exemption provided under Rule 16b-3 only, any equity security offered pursuant to the Plan must be held for at least six months after the date of grant, and with respect to any derivative security issued pursuant to the Plan, at least six months must elapse from the date of acquisition of such derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

                 (v) Common Share Certificates. All certificates for Common Shares delivered under the Plan pursuant to any Option of the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or





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         legends to be put on any such certificates to make appropriate reference to such restrictions.

                 (vi) Delivery of Common Shares or Other Securities and Payment by Participant of Consideration. No Common Shares or other securities shall be delivered pursuant to any Option until payment in full of any amount required to be paid pursuant to the Plan or the applicable Option Agreement is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Common Shares, other securities, or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Common Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Option Agreement to the Company.

         SECTION 7. Amendments; Adjustments and Termination. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Option Agreement or in the Plan:

         (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any shareholder, Participant, other holder or beneficiary of an Option, or other Person; provided, however, that, subject to the Company's rights to adjust Options under Sections 7(c) and (d), any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Option theretofore granted, shall not to that extent be effective without the consent of such Participant, other holder or beneficiary of an Option, as the case may be; and provided further, however, that notwithstanding any other provision of the Plan or any Option Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:





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                 (i)      increase the total number of Common Shares available
         for Options under the Plan, except as provided in Section 4 hereof; or

                 (ii) otherwise cause the Plan to cease to comply with any tax or regulatory requirement, including for these purposes any approval or other requirement which is or would be a prerequisite for exemptive relief from Section 16(b) of the Exchange Act.

         (b) Amendments to Options. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Option theretofore granted, prospectively or retroactively; provided, however, that, subject to the Company's rights to adjust Options under Sections 7(c) and (d), any amendment, alteration, suspension, discontinuation, cancellation or termination that would impair the rights of any Participant or holder or beneficiary of any Option theretofore granted, shall not to that extent be effective without the consent of such Participant or holder or beneficiary of an Option, as the case may be.

         (c) Adjustment of Options Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee options or the right or obligation to make future such options in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Options as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed options and the Options granted under the Plan as so adjusted.

         (d) Adjustments of Options Upon the Occurrence of Certain Unusual or Non-recurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Options in recognition of unusual or non recurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or





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accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         SECTION 8.  General Provisions.

         (a) No Rights to Options. No Employee or other Person shall have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Employees, or holders or beneficiaries of Options under the Plan. The terms and conditions of Options need not be the same with respect to each recipient.


         (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Options to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Options; provided that, no such delegation shall be permitted with respect to Options held by Employees who are officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise subject to such Section.

         (c) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem desirable to carry the Plan into effect.

         (d) Withholding. The Company or any Affiliate shall be authorized to withhold from any Option granted, from any payment due or transfer made under any Option or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Common Shares, other securities, other Options, or other property) of withholding taxes due in respect of an Option, its exercise, or any payment or transfer under such Option or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

         (e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

         (f) No Right to Employment. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Agreement.

         (g) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

         (h) Severability. If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

         (i) No Trust or Fund Created. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

         (j) No Fractional Common Shares. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Option, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Common Shares or whether such fractional Common Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

         (k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         SECTION 9. Adoption, Approval and Effective Date of the Plan. The Plan shall be considered adopted and shall become effective on the date the Plan is approved by the Board; provided, however, that the Plan and any Options granted under the Plan shall be void, if the stockholders of the Company shall not have approved the adoption of the Plan within twelve (12) months after the effective date.


                                        WIRELESS BROADCASTING SYSTEMS OF AMERICA


                                       By:     /s/ WILLIAM W. KINGERY
                                            -----------------------------------

                                             Its    PRESIDENT
                                                  -----------------------------





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
                                                                       Exhibit A

                         NON-NEGOTIABLE PROMISSORY NOTE


$____________________
[Date]


         FOR VALUE RECEIVED, the undersigned, WIRELESS BROADCASTING SYSTEMS OF AMERICA, INC. (the "Issuer"), hereby promises to pay _____________________ ____________________________ (the "Holder"), at________________________________
_________________________________________________ or at such place as shall be designated in writing to the Issuer from time to time, in lawful money of the United States of America, by wire transfer or cashier's or certified check, (i) the principal sum of __________ ________________________________ on [one year from the date hereof], (ii) the principal sum of ______________________________ ________________________________ on [two years from the date hereof), (iii) the principal sum of _____________________________ ________________________________
on [three years from the date hereof], (iv) the principal sum of ______________________________ ________________________________ on [four years from the date hereof], and (v) the principal sum of ___________________________ ________________________________ on [five years from the date hereof].

         The parties hereto hereby acknowledge the personal nature of the mutual performance of this Note and that the identity of the Issuer and the Holder is mutually material. This Note shall not be assigned, transferred, negotiated, conveyed or otherwise transferred in whole in part.

         In the event of any default in the payment of principal hereunder, the remaining principal balance may be declared to be due and payable.

         This note is one of the notes referred to in Section 6(a) of the Wireless Broadcasting Systems of America, Inc. Stock Option Plan. The Company may, without penalty, prepay all or part of the balance due hereunder. Any such prepayment shall be applied against the remaining installments in reverse order.

         The Company promises to pay all reasonable costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note.

         The Issuer hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non exercise by the Holder of any or its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         This Note shall be construed in accordance with and governed by the laws of the State of _____________.


                                  WIRELESS BROADCASTING SYSTEMS OF AMERICA, INC.


                                  By_______________________________

                                  Its____________________________





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